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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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         Date of report (Date of earliest event reported): June 6, 2000


                             TREMONT ADVISERS, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                      0-27077                 06-1210532
(State or Other Jurisdiction     (Commission File Number)      (IRS Employer
      of Incorporation)                                      Identification No.)

555 Theodore Fremd Avenue, Rye, New York                             10580
(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code: (914) 925-1140


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ITEM 5. OTHER EVENTS

     On June 6, 2000, the Board of Directors of Tremont Advisers, Inc. (the "Company") approved an offer to buy back up to 200,000 shares of the Company's approximately 1.6 million outstanding shares of Class A Common Stock, par value $0.01 per share (the "Class A Stock"), for $11.50 per share. The Company anticipates that the offer will be made on or about June 19, 2000 and will remain open for 30 days, subject to extension by the Company in its sole discretion.

     The offer is not conditioned upon any minimum number of shares being tendered. If more than 200,000 shares of Class A Stock have been properly tendered and not withdrawn prior to the offer expiration date, the Company will purchase properly tendered shares on the basis set forth below:

     first, all shares tendered by any holder of an aggregate of 100 or fewer shares ("100 Share Lots") if the tender is for all of the shares owned by the holder; and

     second, after purchase of all the foregoing shares, all remaining tendered shares on a pro rata basis.

     Notwithstanding the foregoing priority, after accepting the 100 Share Lots but prior to purchasing the pro-rate balance of the tendered shares, the Company may, in its sole discretion, elect to purchase all shares tendered by any holder of an aggregate of 1,000 or fewer shares if the tender is for all of the shares owned by the holder.

     ChaseMellon Shareholder Services, L.L.C. will serve as the depositary for the offer.

     The Company's Board of Directors also approved a five-for-four stock split (with no change in par value) of both the Company's Class A Stock and Class B Common Stock (the "Class B Stock"). A certificate for one additional share of stock for every four shares owned by stockholders of record on July 31, 2000 will be issued and mailed on August 8, 2000 by the Company's transfer agent, ChaseMellon Shareholder Services, L.L.C.

     Upon completion of the Class A Stock buy back, assuming that 200,000 shares of Class A Stock are tendered to the Company, and the payment of the stock split shares, the Company will have an aggregate of approximately 6.7 million shares of Class A Stock and Class B Stock outstanding.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     99.1 Filed herewith is the Company's press release dated June 6, 2000.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     TREMONT ADVISERS, INC.


Date:  June 13, 2000                 By:
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                                          Stephen T. Clayton
                                          Chief Financial Officer and
                                           Administrative Officer
                                          (Duly authorized Officer and Principal
                                          Financial and Accounting Officer)


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